FILED PURSUANT TO RULE 424(b)(3) AND (c)
                                                         FILE NUMBER 333-47679



         SECOND PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 19, 1998

                                1,212,863 SHARES

                                   LYCOS, INC.

                                  COMMON STOCK



This Second Prospectus Supplement (the "Second Prospectus Supplement") supplements the Prospectus dated March 19, 1998 (the "Prospectus") and the Prospectus Supplement dated April 6, 1998 (the "First Prospectus Supplement") of Lycos, Inc. ("Lycos" or the "Company") relating to the public offering, which is not being underwritten, and sale of up to 1, 212,863 shares of Common Stock, par value $0.01 per share (the "Shares") of the Company, which may be offered and sold from time to time by certain stockholders of the Company or by pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer (the "Selling Stockholders"). The Company will receive no part of the proceeds of such sales. Of the Shares offered under the Prospectus, (i) 1,112,801 Shares were originally issued or reserved for issuance by the Company in connection with the Company's acquisition of Tripod, Inc., a Delaware corporation, by and through a merger of a wholly-owned subsidiary of Lycos, Pod Acquisition Corporation, with and into Tripod (the "Acquisition") and (ii) 100,062 Shares were originally issued by the Company in connection with the Company's purchase of 1,000,000 shares of Class A Preferred Stock of GlobeComm, Inc., a Delaware corporation. The "Selling Stockholders" section of the Prospectus is hereby supplemented to reflect the distribution by New Enterprise Associates VI, Limited Partnership ("NEA VI") and NEA Ventures 1995, L.P. ("NEA 1995") of 206,317 and 452 Shares, respectively, to its general and limited partners after the date of the Prospectus. This Second Prospectus Supplement should be read in conjunction with the Prospectus and the First Prospectus Supplement, and is qualified by reference to the Prospectus and First Prospectus Supplement except to the extent that the information herein contained supersedes the information contained in the Prospectus and First Prospectus Supplement. Capitalized terms used in this Second Prospectus Supplement and not otherwise defined herein have the meanings specified in the Prospectus.

                THE DATE OF THIS SECOND PROSPECTUS SUPPLEMENT IS APRIL 23, 1998

                              SELLING STOCKHOLDERS


         One hundred three thousand (103,000) of the Shares and one hundred three thousand three hundred seventeen (103,317) of the Shares beneficially owned by NEA VI and reflected in the Prospectus were distributed to the general and limited partners of NEA VI on March 23, 1998 and April 7, 1998, respectively, and four hundred fifty two (452) of the Shares beneficially owned by NEA 1995 and reflected in the Prospectus were distributed to the general and limited partners of NEA 1995 on March 24, 1998. The table of Selling Stockholders in the Prospectus is hereby amended to reflect such distributions by NEA VI and NEA 1995 and supplemented to specifically include the entities and individuals who received such distributions. The following table sets forth as of April 8, 1998, the number of Shares owned beneficially by NEA VI and NEA 1995, and the name of each of the entities and individuals of the Company who received Shares through the distributions by NEA VI and NEA 1995, and the number of shares of Common Stock that each such Selling Stockholder beneficially owns as of such date, the number of shares of Common Stock beneficially owned by each such Selling Stockholder that may be offered for sale from time to time by the Prospectus and this Second Prospectus Supplement, the number of shares of Common Stock to be beneficially owned by each such Selling Stockholder assuming the sale of all of the Shares offered by such Selling Stockholders and the percentage of the outstanding shares of the Company's Common Stock to be beneficially owned by each such Selling Stockholder after completion of the offering.

         Except as set forth in this Second Prospectus Supplement with respect to NEA VI and NEA 1995, and the distribution to their respective general and limited partners, there is no change to the section entitled "Selling Stockholders" in the Prospectus, as supplemented by the First Prospectus Supplement. The Company may amend or supplement the Prospectus, the First Prospectus Supplement, and this Second Prospectus Supplement from time to time to update the disclosures set forth therein and herein.

                                                                                                  SHARES
                                                             SHARES WHICH MAY                  BENEFICIALLY
                                             SHARES          BE SOLD PURSUANT                OWNED  AFTER
                                       BENEFICIALLY          TO THE PROSPECTUS                    OFFERING
                                             OWNED           AND THIS PROSPECTUS
SELLING STOCKHOLDER                      AS OF 4/8/98                 SUPPLEMENT              NUMBER  PERCENT

Lynn Dennard                                      23                         23               --          *
Debra King                                        23                         23               --          *
Chip Linehan                                      73                         73               --          *
Peter Morris                                      95                         95               --          *
Hugh Rienhoff                                     75                         75               --          *
Sigrid Van Bladel                                 63                         63               --          *
Lou Van Dyck                                      41                         41               --          *
Nora Zietz                                       103                        103               --          *

Alcyon Ltd.                                      897                        897               --           *
Alexandra R. Alsop                                90                         90               --           *
Candace A. Alsop, Revocable



  Trust dated 8/16/94                           180                        180                --           *
Elizabeth W. Alsop                               90                         90                --           *
Joseph W. Alsop                                 449                        449                --           *
Joseph W. Alsop VII                              90                         90                --           *
Stewart J.O. Alsop Trust                        180                        180                --           *
Argyropoulos Investors G.P.                     449                        449                --           *
Retirement Annuity Plan for
  Employees of the Army and Air
  Force Exchange Service Trust
  by Abbott Capital Management,
  L.P., as Investment Manager                   897                        897                --           *
Mellon Bank, N.A., as Trustee
  for the Bell Atlantic Master
  Trust (North)                              17,935                     17,935                --           *
Brody Family Trust U/T/D 8/15/86                 90                        90                 --           *
The Bunting Family I Limited
  Liability Company                           1,793                      1,793                --           *
California State Teachers'
  Retirement System                          31,386                    31,386                 --           *
Chadwick H. Carpenter, Jr.                       44                        44                 --           *
The Trustees of the Cheyne
  Walk Trust                                  6,726                      6,726                --           *
Crossroads Constitution Limited
  Partnership                                 8,968                      8,868
The Ford Foundation                           8,968                      8,968                --           *
Goldman Grandchildren LLC                       326                        326                --           *
Goldman Triad Fund LLC                          122                        122                --           *
The Richard & Rhoda Goldman Fund                449                        449                --           *
Hancock Venture Partners IV -
  Partnership Fund L.P.                       4,483                      4,483                --           *
Malcolm Hecht, Jr., Trust B DTD
  6/11/83, Kenneth Hecht and
  Alfred J. Moses, Trustees                     269                        269                --           *
Michael E. Herman Revocable
  Trust dtd 5/16/90                             269                        269                --           *
Hook Financial, Inc.                          1,793                      1,793                --           *
The Northern Trust Company as Trustee
  for the Illinois Municipal Retirement
  Fund, by Abbott Capital Management,
  L.P., as Investment Manager                 1,793                     1,793                 --           *
The James Irvine Foundation                   3,586                     3,586                 --           *
Kaatz Family Limited Partnership                224                       224                 --           *
Ewing Marion Kaufman Foundation               8,968                     8,968                 --           *
Kleinwort Benson Holdings, Inc.                 897                       897                 --           *
William I. Koch                                 449                       449                 --           *
Bernard M. Kramer M.D. Profit
  Sharing Plan                                  269                       269                 --           *
The Kroger Co. Retirement Benefit Plan,
  Boston Safe Deposit & Trust Company,
  Trustee                                     3,587                     3,587                 --           *
Leeway & Co.                                 17,935                    17,935                 --           *
Meyer Memorial Trust                          1,793                     1,793                 --           *
Minnesota Mining and Manufacturing
  Company                                     1,793                     1,793                 --           *
Mario M. Morino Trust                            449                      449                 --           *
Paul C. Nehra, M.D.                              134                      134                 --           *





New England Medical Center Hospital, Inc.        897                       897                --           *
Commonwealth of Pennsylvania State
  Employees' Retirement System                22,418                    22,418                --           *
Pomona College                                 2,690                     2,690                --           *
Pratt Street Ventures VIII, L.P.               1,795                     1,795                --           *
Francis C. Rienhoff                              180                       180                --           *
Rosenberg Foundation                             449                       449                --           *
James M. Schlater                                180                       180                --           *
Searle Trusts Limited Partnership IX           5,784                     5,784                --           *
Residuary Trust Estate Under the Will
  of Frances C. Searle                           807                       807                --           *
Residuary Trust Estate Under the Will
  of John G. Searle                            2,376                     2,376                --           *
Royal & Sun Alliance Trust Co. LTD as
  Trustee of Crossroads Capital IV
  Venture Capital Fund                         1,793                     1,793                --           *
Royal & Sun Alliance Trust Co LTD as
  Trustee of Crossroads NEA VI Fund            2,690                     2,690                --           *
Swingyer Partners                                381                       381                --           *
Northern Trust Company as Trustee for
  U.A. Local 467 Pension Trust                 1,793                     1,793                --           *
Bankers Trust Company as Trustee of
  the Unilever United States, Inc.
  Master Pension Trust                         2,690                     2,690                --           *
Utah Retirement Systems, by Abbott
  Capital Management, L.P., as
  Investment Manager                           6,277                     6,277                --           *
Virginia Retirement Systems                   17,935                    17,935                --           *
L. Curtis Widdoes, Jr.                            90                        90                --           *
Boston Safe Deposit and Trust Company,
  Trustee of the Witco Corporation Master
  Retirement Trust                             2,242                      2,242               --           *
Woodbrook MB Limited Partnership                 449                        449               --           *
The Young Men's Christian Association
  Retirement Fund                              2,690                      2,690               --           *

Peter J. Barris                                   82                         82               --           *
Frank A. Bonsal, Jr.                               1                          1               --           *
Nancy L. Dorman                                   30                         30               --           *
Ronald H. Kase                                    41                         41               --           *
C. Richard Kramlich                               97                         97               --           *
Arthur J. Marks                                    8                          8               --           *
Thomas C. McConnell                               66                         66               --           *
John M. Nehra                                      2                          2               --           *
Charles W. Newhall III                            64                         64               --           *

Abingworth Management Ltd.                         6                          6               --           *
Thomas R. Baruch                                  12                         12               --           *
Bond/NEA Partners                                  4                          4               --           *
Irrevocalbe Trust u/a Frank A. Bonsal,            81                         81               --           *
  dated 2/23/93
James A. Cole                                     36                         36               --           *
Debra E. King                                      4                          4               --           *
Robert Frank Kuhling, Jr. and Michelle                                                        --           *
  Denise Wilcox, as Co-Trustees of the
  Kuhling-Wilcox 1990 Trust                       12                         12               --           *




The Arthur J. Marks Revocable Living Trust
  u/a dated 3/1/85                                74                         74               --           *
McConnell Twins Trust, Ronald H. Kase,
  Trustee, UTA dated 11/11/93                     16                         16               --           *
Peter T. Morris                                   41                         41               --           *
Donald L. Murfin                                   3                          3               --           *
Murfin Grandchildren Irrevocable Trust One         6                          6               --           *
Susan L. Nehra                                    26                         26               --           *
The Kathryn S. Nehra Trust                        27                         27               --           *
The Lauren M. Nehra Trust                         27                         27               --           *
Amy Liebno Newhall                                 6                          6               --           *
Amy L. Newhall, as custodian for Charles
  Ashton Newhall                                   6                          6               --           *
Amy L. Newhall, as custodian for Adair                                                        --           *
  Brantley Newhall                                 6                          6               --           *
Terry L. Opdendyk                                 12                         12               --           *
Mark W. Perry                                     41                         41               --           *
Alexander R. Slusky                                2                          2               --           *

